EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Benchmark Electronics, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-61660, No. 333-26805, No. 333-28997, No. 333-54186, No. 333-66889, No. 333-76207, No. 333-103183, and No. 333-101744) and Form S-3 (No. 333-90887, and No. 333-84488) of Benchmark Electronics, Inc. of our reports dated March 14, 2005, related to the consolidated balance sheets of Benchmark Electronics, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports are incorporated by reference in the December 31, 2004 annual report on Form 10-K of Benchmark Electronics, Inc., and our report dated March 14, 2005 related to the consolidated financial statement schedule, which report is included in the December 31, 2004 annual report on Form 10-K of Benchmark Electronics, Inc.

KPMG LLP

Houston, Texas

March 14, 2005